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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2011

MISCOR GROUP LTD.

(Exact name of registrant as specified in its charter)

Indiana	000-52380	20-0995245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Nave Road, SE, Massillon, Ohio		44646
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number: (330) 830-3500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Senior Credit Facility. On June 30, 2011, MISCOR entered into the Ninth Amendment to Credit and Security Agreement dated June 30, 2011 (the “Ninth Amendment”). In the Ninth Amendment, Wells Fargo agreed to extend our senior credit facility through August 30, 2011, pursuant to the following revised terms:

•	a reduced interest rate of LIBOR plus 4.75%;

•	an addition of up to $300,000 of eligible progress billing accounts; and

•	a reduced revolver availability of $5,000,000.

As operating performance continues to improve, MISCOR expects to finalize longer term arrangements on improved terms with Wells Fargo or another bank prior to August 30, 2011.

Item 9.01(d)	Exhibits

10.1 Ninth Amendment to Credit and Security Agreement, dated June 30, 2011, by and among MISCOR Group, Ltd., Magnetech Industrial Services, Inc., and HK Engine Components, LLC as Borrowers and Wells Fargo Bank, National Association as Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISCOR GROUP LTD.

Date: July 6, 2011	/s/ Marc Valentin
	By:	Marc Valentin
	Its:	Chief Accounting Officer

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